Exhibit 99.1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the fees and expenses incurred by Invesco Mortgage Capital Inc. (the “Company”) in connection with the issuance and sale of 19,550,000 shares of the Company’s common stock, $0.01 par value per share, other than underwriting discounts and commissions. All fees, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc. filing fee, and the NYSE listing fee, are estimates.

Securities and Exchange Commission registration fee	$43,585
Financial Industry Regulatory Authority, Inc. filing fee	75,500
NYSE listing fee	93,840
Legal fees and expenses	44,000
Accounting fees and expenses	10,000
Printing and engraving expenses	8,575

Total	$275,500